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                                                                 EXHIBIT 10.2(a)

                       RESTRICTED STOCK PURCHASE AGREEMENT

         This Restricted Stock Purchase Agreement is entered into as of June 11, 2001, by Market Axess Inc. (the "Company") and Richard McVey (the "Purchaser"). Capitalized terms shall have the meanings ascribed thereto in Article 10 hereof.

                                    ARTICLE 1
                              ACQUISITION OF SHARES

     1.1 Sale and Purchase. On the terms and conditions set forth in this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, Forty One Thousand Twenty Three (41,023) Shares. The sale and purchase shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree. The Purchased Shares shall be subject to the terms of the promissory notes (the "Promissory Notes") and stock pledge agreement (the "Pledge Agreement") entered into simultaneously herewith between the parties hereto.

     1.2 Consideration. The Purchaser agrees to pay $12.00 for each Purchased Share which is equal to the Fair Market Value of each Purchased Share. Payment shall be made on the transfer date in cash or cash equivalents payable to the order of the Company in an amount equal to the Purchase Price for all of the Purchased Shares.

                                    ARTICLE 2
                               RIGHT OF REPURCHASE

     2.1 Scope of Repurchase Right. The Purchased Shares shall all be Vested Shares and all Purchased Shares shall be subject to a right (but not an obligation) of repurchase by the Company on the terms and conditions, and to the extent, set forth in this Article 2.

     2.2 Condition Precedent to Repurchase Right. The Right of Repurchase shall be exercisable only during the 90-day period next following the date when the Purchaser's Service terminates for any reason, with or without Cause.

     2.3 Exercise of Repurchase Right. In the event that the Purchaser's Service is terminated by the Company for Cause or the Purchaser voluntarily resigns from Service, the Company shall have the right (but not the obligation) to purchase all Purchased Shares held by the Purchaser or any Transferee. The Right of Repurchase shall be exercisable only by written notice delivered to the Purchaser prior to the expiration of the 90-day period specified in Section 2.2 hereof. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of such notice. The certificate(s) representing the Purchased Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Section 2.4 hereof. The Right of Repurchase shall terminate with
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respect to any Purchased Shares for which it has not been timely exercised pursuant to this Section 2.3.

     2.4 Repurchase Price. If the Company exercises its Right of Repurchase under this Article 2, it shall pay the Purchaser an amount in cash or cash equivalents equal to the Fair Market Value for each of the Vested Shares being repurchased.

     2.5 Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities that by reason of such transaction are distributed with respect to any Purchased Shares or into which such Purchased Shares thereby become convertible shall be subject to the Right of Repurchase on the same terms and conditions as are applicable to the Purchased Shares to which they relate. Appropriate adjustments to reflect the distribution of such securities shall be made to the number and/or class of the Purchased Shares. After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor.

     2.6 Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the terms and conditions set forth in this Article 2, then after such time the person from whom such Purchased Shares are to be repurchased shall no longer have any rights as a holder of the Purchased Shares subject to such repurchase (other than the right to receive payment of such consideration in accordance with this Agreement). Such repurchased Purchased Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement. A repurchase pursuant to this Agreement shall not affect the rights of the Purchaser as to Purchased Shares that are not repurchased or subject to repurchase.

     2.7 Escrow. Upon issuance, the certificates for Purchased Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities described in Section 2.5 hereof shall immediately be delivered to the Company to be held in escrow. All cash dividends on Purchased Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Purchased Shares, together with any other securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or (ii) released to the Purchaser upon the Purchaser's request to the extent the Purchased Shares are no longer restricted shares (but not more frequently than once every month). In any event, all Purchased Shares that have vested (and any other vested assets and securities attributable thereto) shall be released within 30 days after the Purchaser's

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cessation of Service. Nothing provided in this Section 2.7 shall supercede any obligations of the Purchaser pursuant to the Pledge Agreement.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     3.1 Purchaser Representations. In connection with the issuance and acquisition of Purchased Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

         a. The Purchaser is acquiring and will hold the Purchased Shares for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

         b. The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation hereunder to register the Purchased Shares.

         c. The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

         d. The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, or the rules and regulations promulgated thereunder. The Purchaser agrees that he will not dispose of the Purchased Shares unless and until he has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares.

         e. The Purchaser has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

         f. The Purchaser is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his investment in the Purchased Shares.

                                   ARTICLE 4
                              TRANSFER RESTRICTIONS

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     4.1 Transfer Restrictions. The Purchaser shall not transfer, assign, pledge, grant a proxy with respect to, or encumber or otherwise dispose of any Purchased Shares, except as provided in the Pledge Agreement and in the following sentence. Subject to any other restrictions on transfer contained in any other agreement or instrument that is applicable to Purchased Shares held by the Purchaser (including, without limitation, the Promissory Notes or Pledge Agreement), the Purchaser may transfer Vested Shares to any Transferee, provided in any case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Purchased Shares, then this Agreement shall apply to the Transferee to the same extent as to the Purchaser. Notwithstanding anything to the contrary contained in this Section 4.1, after the Company has completed a public offering of its common stock, any Vested Shares shall no longer be subject to the Right of Repurchase or any other terms or provisions of this Agreement.

     4.2 Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.



                                    ARTICLE 5
                             SUCCESSORS AND ASSIGNS

         Except as otherwise expressly provided herein to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

                                    ARTICLE 6
                                     LEGENDS

         LEGENDS. All certificates evidencing Purchased Shares shall bear the following, or substantially similar, legends:

         "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

         All certificates evidencing Purchased Shares shall bear the following, or substantially similar, legends:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE

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         SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN
         MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

                                    ARTICLE 7
                                     NOTICE

         Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or delivery by facsimile, receipt confirmed, or three (3) days after deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he most recently provided to the Company.


                                   ARTICLE 8
                          ENTIRE AGREEMENT; AMENDMENT;
                       WAIVER; SEVERABILITY; COUNTERPARTS

         This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof, provided that this Agreement shall not limit any other restrictions on transfer that may exist from time to time on Purchased Shares. This Agreement may be amended or modified only by a written instrument signed by the Purchaser and the Company. No provision of this Agreement may be extended or waived, except by a written instrument signed by the party against whom enforcement of such extension or waiver is sought. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. This Agreement may be executed in two (2) counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                                   ARTICLE 9
                                 CHOICE OF LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and to be performed entirely within such State.


                                   ARTICLE 10
                               EMPLOYMENT AT WILL

         This Agreement does not constitute an agreement by the Company to continue to employ the Purchaser during the entire, or any portion of, the term of this Agreement. The parties acknowledge that the Purchaser's employment relationship with the Company is at the will of each party, unless otherwise agreed to in writing, and that nothing in this Agreement will affect in any manner whatsoever the right or power of the Purchaser or the Company to terminate the Purchaser's Service.

                                    ARTICLE 11
                                   DEFINITIONS

     11.1 "Agreement" shall mean this Restricted Stock Purchase Agreement.

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     11.2 "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

     11.3 "Cause" shall mean shall mean any of the following: (i) the wilful misconduct or gross negligence of the Purchaser in the performance of his duties to the Company, (ii) conviction of the Purchaser of, or a plea of guilty or any other plea other than "not guilty" by the Purchaser to, (x) any felony or (y) any crime relating to the Company or any affiliate of the Company or (iii) a material breach by the Purchaser of this Agreement or any other agreement with the Company or any affiliate of the Company if such breach is not cured within 10 days written notice thereof.

     11.4 "Change in Control" shall mean:

     (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

     (b) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     11.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     11.6 "Common Share Equivalents" shall mean any Stock or any options rights, or other securities directly or indirectly convertible into or exchangeable for Stock.

     11.7 "Company" shall mean Market Axess Inc., a Delaware corporation.

     11.8 "Employee" shall mean any individual who is a common-law or contractual employee of the Company or a Subsidiary.

     11.9 "Fair Market Value" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     11.10 "Purchase Price" shall mean the amount for which one Share is purchased by the Purchaser pursuant to this Agreement, as specified in
Section 1.2.

     11.11 "Purchased Shares" shall mean the Shares purchased by the Purchaser pursuant to this Agreement and any shares or securities issued in respect of such Shares, or issued upon conversion of, or in exchange for, such Shares.

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     11.12 "Right of Repurchase" shall mean the Company's right of repurchase described in Article 2.

     11.13 "Securities Act" shall mean the Securities Act of 1933, as amended.

     11.14 "Service" shall mean service as an Employee.

     11.15 "Share" shall mean one share of Stock.

     11.16 "Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

     11.17 "Subsidiary" shall mean any entity, a majority of the outstanding voting securities or interests of which are owned, directly or indirectly, by the Company or any Subsidiary.

     11.18 "Transferee" shall mean any person to whom the Purchaser has directly or indirectly transferred any Purchased Shares or any other securities of the Company.

     11.19 "Vested Share" shall mean a Purchased Share that is subject to the Right of Repurchase at Fair Market Value as provided in Article 2.

                     [END OF TEXT. SIGNATURE PAGE FOLLOWS.]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    MARKET AXESS INC.



                                    By: /s/ Richard McVey
                                       __________________________________
                                       Name: Richard McVey
                                       Title: Chief Executive Officer


                                    PURCHASER:

                                    /s/ Richard McVey
                                    _____________________________________
                                    Richard McVey

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